Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Razvan Theodoru and Gilles Pharand as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of Domtar Corporation (the “Company”), a Registration Statement of the Company on Form S-4 (the “Registration Statement”) including one or more prospectuses and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.

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Signature	Title	Date

/s/ Harold H. MacKay Harold H. MacKay	Chairman of the Board and Director	September 18, 2007

/s/ Raymond Royer Raymond Royer	President, Chief Executive Officer and Director	September 18, 2007

/s/ Daniel Buron Daniel Buron	Chief Financial Officer	September 18, 2007

/s/ Jack C. Bingleman Jack C. Bingleman	Director	September 18, 2007

/s/ Marvin D. Cooper Marvin D. Cooper	Director	September 18, 2007

/s/ Louis P. Gignac Louis P. Gignac	Director	September 18, 2007

/s/ Brian M. Levitt Brian M. Levitt	Director	September 18, 2007

/s/ W. Henson Moore W. Henson Moore	Director	September 18, 2007

/s/ Michael R. Onustock Michael R. Onustock	Director	September 18, 2007

/s/ Robert J. Steacy Robert J. Steacy	Director	September 18, 2007

/s/ William C. Stivers William C. Stivers	Director	September 18, 2007

Signature	Title	Date

/s/ Pamela B. Strobel Pamela B. Strobel	Director	September 18, 2007

/s/ Richard Tan Richard Tan	Director	September 18, 2007

/s/ Denis Turcotte Denis Turcotte	Director	September 18, 2007

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